EXHIBIT 11.1

                        PRE-PAID LEGAL SERVICES, INC.
                Statement re Computation of Per Share Earnings

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                               EXHIBIT 11.1

                        PRE-PAID LEGAL SERVICES, INC.
                Statement re Computation of Per Share Earnings
                     (In 000's except per share amounts)

                                                           Nine Months Ended
                                                             September 30,
                                                          --------------------
                                                            1996        1995
                                                          --------    --------
PRIMARY EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Income applicable to common shares (a)..................   $ 8,973    $ 5,032
                                                           =======    =======

Shares:
Weighted average shares outstanding, (net of 747 shares
  of treasury stock) disregarding exercise of options or    21,230     18,340
  conversion of preferred stock.........................
Assumed dilutive conversion of preferred stock..........       149        188
Assumed exercise of options and warrants based on the
  modified treasury stock method using average market
  price.................................................       966      1,721
                                                          --------    -------
Weighted average number of shares, as adjusted..........    22,345     20,249
                                                          ========    =======

Earnings per share (a)..................................  $    .40    $   .25
                                                          ========    =======


FULLY DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Income applicable to common shares (a)..................   $ 8,973    $ 5,032
Add: Dividends on assumed conversion of preferred stock.         -        121
                                                           -------    -------
Net income, as adjusted.................................   $ 8,973    $ 5,153
                                                           =======    =======

Shares:
Weighted average shares outstanding, (net of 747 shares
  of treasury stock) disregarding exercise of options or    21,230     18,340
  conversion of preferred stock ........................
Assumed dilutive conversion of preferred stock..........       149      1,052
Assumed exercise of options and warrants based on the
  modified treasury stock method using closing market
  price if higher than average market price.............       966      2,107
                                                           -------    -------
Weighted average number of shares, as adjusted..........    22,345     21,499
                                                           =======    =======

Earnings per share (a)..................................   $   .40    $   .24
                                                           =======    =======




(a)  These amounts agree with the related amounts in the statements of income.





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                                 EXHIBIT 11.1
                                 (continued)

                        PRE-PAID LEGAL SERVICES, INC.
                Statement re Computation of Per Share Earnings
                     (In 000's except per share amounts)

                                                           Three Months Ended
                                                             September 30,
                                                          --------------------
                                                            1996        1995
                                                          --------    --------
PRIMARY EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Income applicable to common shares (a)..................   $ 3,251    $ 1,940
                                                           =======    =======

Shares:
Weighted average shares outstanding, (net of 747 shares
  of treasury stock) disregarding exercise of options or
  conversion of preferred stock.........................    21,505     20,653
Assumed dilutive conversion of preferred stock..........       139        169
Assumed exercise of options and warrants based on the
  modified treasury stock method using average market
  price.................................................       711      1,061
                                                           -------    -------
Weighted average number of shares, as adjusted..........    22,355     21,883
                                                           =======    =======

Earnings per share (a)..................................   $   .15    $   .09
                                                           =======    =======


FULLY DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Income applicable to common shares (a)..................   $ 3,251    $ 1,940
Add: Dividends on assumed conversion of preferred stock.         -          3
                                                           -------    -------
   Net income, as adjusted..............................   $ 3,251    $ 1,943
                                                           =======    =======


Shares:
Weighted average shares outstanding, (net of 747 shares
  of treasury stock) disregarding exercise of options or
  conversion of preferred stock ........................    21,505     20,653
Assumed dilutive conversion of preferred stock..........       139        169
Assumed exercise of options and warrants based on the
  modified treasury stock method using closing market
  price if higher than average market price.............       711      1,094
Weighted average number of shares, as adjusted..........    22,355     21,916
                                                           =======    =======

Earnings per share (a)..................................   $   .15    $   .09
                                                           =======    =======




(a)  These amounts agree with the related amounts in the statements of income.